CONSULTING Agreement

This Consulting Services Agreement (“Agreement”) effective as of March 4, 2013 (the “Effective Date”), by and between ABSOLUTE LIFE SOLUTIONS, INC. (“ALSO”), a corporation organized under the laws of the State of Nevada, USA on behalf of its wholly owned subsidiary, Infinity Augmented Realty LLC (“Infinity AR”) and Agam Technologies LLC, a limited liability company organized under the laws of the State of New York, USA (“Agam”).

The above parties shall be individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS,	ALSO and Infinity AR desires that Agam provide to Infinity AR certain Services (as defined herein below), as more fully set forth herein in consideration of the fees set forth herein; and

WHEREAS,	Agam Technologies LLC has represented to ALSO and Infinity AR that it has the necessary resources, personnel and technical knowledge to provide the Services; and

WHEREAS,	the Parties are interested in determining their rights and obligations with respect to the Services to be rendered by the Parties.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and premises set forth herein, the Parties agree as follows:

1.	Services

Agam shall render to Infinity AR, the services as detailed in Exhibit A attached hereto, which may be amended from time to time by the mutual consent of the Parties (collectively, the “Services”).

2.	Warranties and Covenants of the Parties

2.1.	Agam warrants that it shall perform the Services diligently, efficiently and professionally, and will use its best efforts to perform the Services in compliance with the required level of quality and performance.

2.2.	Each of the Parties represents and warrants that it shall comply with all applicable laws and regulations.

3.	Reports

Agam will provide to Infinity AR a monthly report in a form reasonably acceptable to Infinity AR.

4.	Consideration

4.1.	In consideration of the Services, Agam shall be entitled to receive a one-off fee of 5,500,000 Non-Qualified Stock Options (the “Options’) substantially in the Form annexed hereto. 1,750,000 Options shall be issued upon Effective Date of this agreement and the balance shall be issued within 5 days after ALSO has received all necessary authorizations and consents for its 2013 Equity Incentive Plan. The Options shall have an exercise price of $0.10 vesting on March 4, 2013 and expiring on March 5, 2018 (the “Fee”).

4.2.	Other than the Fee due pursuant to Sections 4.1 of this agreement, no further payments will be due. The Board of Directors of ALSO has determined that the consideration for issuance of the shares is fair.

4.3.	Each Party shall be responsible for its own taxes in connection with payments due by such Party in connection with this Agreement.

5.	Term and Termination

This Agreement shall continue in effect for a period of 12 months from the Effective Date and shall be automatically renewed thereafter for successive additional 6 (six) month periods, unless either Party shall give the other Party notice of non-renewal not less than 15 days prior to the end of the original term or of any such renewal period.

6.	Limitation of Liability

NEITHER PARTY WILL BE LIABLE UNDER OR IN RELATION TO THIS AGREEMENT OR ARISING OUT OF THE PROVISION OF THE SERVICE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES (AND WHETHER IN RELATION TO TORT, INCLUDING NEGLIGENCE), BREACH OF CONTRACT, STRICT LIABILITY OR OTHERWISE, OR ANY OTHER LIABILITY FOR ANY OF THE FOLLOWING: (i) LOSS OF PROFITS, REVENUES OR SALES; (ii) LOSS OF BARGAIN; (iii) LOSS OF OPPORTUNITY; (iv) LOSS OF USE OF ANY SERVICE OR ANY COMPUTER EQUIPMENT; (v) LOSS OF TIME ON THE PART OF MANAGEMENT OR OTHER STAFF; (vi) PROFESSIONAL FEES OR EXPENSES; (vii) BUSINESS INTERUPTION, RELATED TO THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER, (viii) DAMAGE TO OR LOSS OF DATA; OR (ix) ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, EXTRAORDINARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND HOWSOEVER.

SUBJECT TO THE ABOVE, EACH PARTY’S LIABILITY UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE PROVISION OF THE SERVICE HEREUNDER (AND WHETHER IN CONTRACT, TORT, INCLUDING NEGLIGENCE, OR OTHERWISE) SHALL BE LIMITED TO A SUM EQUAL TO 100% (ONE HUNDRED PERCENT) OF THE TOTAL SUMS PAID BY INFINITY AR TO AGAM IN THE TWELVE MONTH PERIOD IMMEDIATELY PRECEDING THE MOST RECENT EVENT GIVING RISE TO LIABILITY.

EACH PARTY UNDERSTANDS AND AGREES THAT, WITH RESPECT TO THE SERVICE: (A) NEITHER PARTY WILL BE LIABLE, WHETHER IN CONTRACT, TORT, OR STRICT LIABILITY, TO CUSTOMERS OR SUBSCRIBERS FOR ANY SERVICE NOT DELIVERED, REGARDLESS OF THE REASON FOR NONDELIVERY; (B) NEITHER PARTY WILL BE LIABLE TO CUSTOMERS AND/OR SUBSCRIBERS FOR ACTS OR OMISSIONS OR FOR INFORMATION PROVIDED THROUGH THE SERVICE, OR FOR CAUSES BEYOND THEIR REASONABLE CONTROL.

7.	Intellectual Property Rights.

7.1.	Agam hereby acknowledges, confirms and agrees that any and all title, interest and right, of any type or nature whatsoever, in any Intellectual Property Rights (as defined below) which is or shall be either: (i) disclosed, communicated or delivered to Agam by Infinity AR or any of its directors, officers or agents; or (ii) made, conceived or created by Agam or any of its employees, directors, officers, consultants or sub-contractors in the provision of the Services during the Term, is and shall be the sole and exclusive property of Infinity AR for all intents and purposes. Neither this Agreement nor any other agreements or understandings there may be between the Parties, if any, shall be construed to constitute a grant to Agam of any Intellectual Property Rights, except for the sole and limited purpose of fulfilling its obligations under this Agreement. Without limiting the generality of the aforesaid, Agam hereby irrevocably assigns to ALSO in all jurisdictions, all right, title and interest to any Intellectual Property Rights developed by it in the provision of the Services. Agam agrees to cooperate with ALSO in respect of the preparation, filing and prosecution of any application related to Intellectual Property Rights that may be filed by ALSO or Infinity AR.

7.2.	Notwithstanding anything else to the contrary herein, the obligations under this Section shall survive the termination of this Agreement.

"Intellectual Property Rights" means patent rights, copyrights, trademark rights and any and all other intellectual property rights in inventions, improvements, designs, ideas, concepts, innovations, designs, original works of authorship, formulas, concepts, techniques, know how, methods, systems, processes, compositions of matter, computer software programs, databases, mask works, and trade secrets; each of the above whether patentable, copyrightable or protected as trade secrets, irrespective of whether it has been registered in a patent, copyright, trademark or other form, and irrespective of whether it constitutes a commercial or professional secret.

8.	Confidential Information.

8.1.	Agam covenants and undertakes that, during the Term and thereafter, absent ALSO's prior written consent, all information, written or oral, relating directly or indirectly to this Agreement, the Services, ALSO, Infinity AR or their respective businesses (actual or planned), disclosed to it, its consultants, employees, subcontractors and affiliates, by ALSO or Infinity AR, developed by it or its consultants, employees, subcontractors and affiliates or which otherwise became known to them in connection with the performance of this Agreement, including, without limitation, any and all patent applications, drawings, specifications, test results, techniques, diagrams, charts, plans, statements, assessments, analyses, estimates, views and opinions, know-how, processes, machines, practices, inventions, improvements and records (the "Information"), shall be maintained by them in full and absolute confidence, and they shall not use such Information, directly or indirectly, in whole or in part, for their own benefit or for any purpose whatsoever except as specifically and explicitly provided herein. Agam will be responsible for ensuring that the obligations of confidentiality and non-use contained herein are observed by its consultants, employees, subcontractors and affiliates.

8.2.	Notwithstanding anything else to the contrary herein, the obligations under this Section 8 shall survive the termination of this Agreement.

9.	Non-Competition

Agam agrees and undertakes that it will not, so long as the Agreement is in effect and for a period of twelve (12) months following termination of the Agreement, for any reason whatsoever, directly or indirectly, in any capacity whatsoever, engage in, become financially interested in, be employed by, or have any connection with any business or venture that is engaged in any activities competing with the activities of Infinity AR in the field of Augmented Reality.

10.	Assignment

Neither Party shall assign its rights or obligations hereunder, in whole or in part, except with the prior written consent of the other Party. To avoid any doubt, each Party shall be entitled to enter into agreements with subcontractors without requiring the consent of the other Party, provided that such Agreements fully incorporate the provisions of Sections 7, 8, and 9 of this Agreement. Notwithstanding the foregoing, if ALSO and Infinity AR merge or otherwise consolidate by operation of law or otherwise, this Agreement shall remain in force for the benefit of the surviving or consolidated entity.

11.	Governing Law

Any dispute or claim arising out of or relating to services covered by this letter agreement shall be resolved by mandatory arbitration through JAMS under its simplified arbitration rules. Such arbitration shall take place in New York, New York. Judgment in any arbitration may be entered in any court having jurisdiction. Subject to the foregoing, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, USA and the Parties irrevocably submit to the jurisdiction of the courts of New York, USA with respect to any dispute or matter arising out of or in connection with this Agreement. Each of the Parties hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

12.	Independent Contractors

Each Party is acting in performance of this Agreement as an independent contractor and shall be solely responsible for the payment of compensation of personnel assigned to perform the Services.

13.	Miscellaneous

13.1.	This Agreement shall not be modified or amended except by a written instrument, signed by the Parties hereto.

13.2.	No waiver or failure to act with respect to any breach or default hereunder, whether or not the other party has notice thereof, shall be deemed to be a waiver with respect to any subsequent breach or default, whether of similar or different nature.

13.3.	If any part of this Agreement is determined to be invalid, illegal or unenforceable, such determination shall not affect the validity, legality or enforceability of any other party of this Agreement; and the remaining parts shall be enforced as if such invalid, illegal, or unenforceable part were not contained herein.

13.4.	Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement,

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives effective as of the date first above written.

[Infinity AR]		[Agam]

By:	/s/ Avrohom Oratz	By:	/s/ Omri Maman
Name: Avrohom Oratz		Name: Omri Maman
Title: President		Title: Managing Member

Exhibit A

SERVICES

AUGMENTED REALITY (“AR”) GAME DEVELOPMENT CONSULTING

3rd PARTY GAME DEVELOPMENT ARBITRATION

AR GAME INTEGRATION CONSULTING

SUPPORT & TROUBLESHOOTING CONSULTING